Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES SECOND QUARTER RESULTS

COSTA MESA, Calif., January 31, 2013 — Emulex Corporation (NYSE:ELX) today announced results for its second quarter of fiscal 2013 which ended on December 30, 2012.

Second Quarter Financial Highlights

•	Total net revenues of $122.1 million, an increase of 2% sequentially and a decrease of 5% year-over-year

•	Network Connectivity Products (NCP) net revenues of $96.1 million, a decrease of 1% both sequentially and year-over-year, representing approximately 79% of total net revenues

•	Storage Connectivity Products (SCP) net revenues of $22.7 million, an increase of 21% sequentially and a decrease of 18% year-over-year, representing 18% of total net revenues

•	Advanced Technology and other Products (ATP) net revenues of $3.3 million, a decrease of 11% sequentially and 25% year-over-year, representing 3% of total net revenues

•	Non-GAAP gross margins of 63.7% and GAAP gross margins of 58.6%

•	Non-GAAP diluted earnings per share of $0.19 and GAAP diluted earnings per share of $0.06

•	Cash, cash equivalents and investments at the end of the quarter of $211.2 million

FY’13 Q2 Earnings Results

January 31, 2013

Second Quarter Business Highlights

•

Announced intent to acquire Endace Limited, a network performance management company that provides network monitoring appliances, network analytics software and ultra-high speed network access switching with 100 percent accuracy

•

Gained more than seven points of overall Fibre Channel revenue market share over nearest competitor and accelerated leadership in emerging 16Gb Fibre Channel (16GFC) segment with more than 75% market share according to Dell’Oro Group’s Q3 2012 Fibre Channel Adapter Vendor report and Crehan Research’s Q3 2012 Server-class Adapter and LOM market share reports

•

Announced new LightPulse® 16Gb Fibre Channel (16GFC) blade adapters for Dell PowerEdge™ blade servers to support the new end-to-end 16GFC blade solution from Dell, extending Emulex 16GFC connectivity for Dell customers across blade, storage and servers

•

Delivered an integrated HP NC553i 10Gb FlexFabric adapter for new HP Integrity BL860c i4, BL870c i4 and BL890c i4 Server Blades, providing I/O flexibility, efficiency and simplicity for LAN and SAN connectivity

•

Announced OneCore™ Storage software development kit (SDK), a new comprehensive solution for independent hardware and software vendors (IHVs and ISVs) and system integrators developing storage, flash/solid state disk (SSD), application and networking appliance solutions requiring low latency and high performance I/O connectivity

•

First I/O vendor to support the new VMware vSphere® 5.1 Web Client with Emulex OneCommand® Manager plug-in for VMware vCenter™ Server, integrating real-time lifecycle management of adapters provided by Emulex into the VMware vCenter Server console, centralizing and simplifying virtualization management

•	Won Systems Management Product of the Year award for Emulex OneCommand Vision 3.0 at the Storage, Virtualization and Cloud Computing (SVC) Awards

•

Named to CRN’s 2013 Data Center 100 list, recognizing technology vendors for powering, supporting and protecting today’s data center services in an environmentally and economically friendly manner, while boosting efficiency and productivity

FY’13 Q2 Earnings Results

January 31, 2013

•

Partnered with Gnodal to deliver a joint high frequency trading (HFT) solution using Emulex OneConnect® 10Gb Ethernet (10GbE) Network Xceleration™ OCe12000-D adapters, with FastStack™ DBL™ software, and a Gnodal GS4008 10GbE switch, eliminating network congestion and providing industry-leading low latency

•

Announced a joint live data management solution for analyzing big data with uCIRRUS using Emulex OneConnect 10GbE Network Xceleration OCe12000-D adapters, with FastStack Sniffer10G™ software, and uCIRRUS’s XPRESSmp™

Financial Results

In the second quarter, total net revenues of $122.1 million represented an increase of 2% over the first quarter results. On a GAAP basis, Emulex recorded net income of $5.6 million, or $0.06 per diluted share, compared to first quarter GAAP income of $0.7 million, or $0.01 per share. Non-GAAP net income for the second quarter was $17.2 million, or $0.19 per diluted share, essentially flat with the $0.19 of diluted earnings per share reported in the first quarter. Cash, cash equivalents and investments at the end of the quarter totaled $211.2 million compared to $186.4 million at the end of the first quarter. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

CEO Jim McCluney commented, “I’m pleased with the solid execution we were able to deliver for the second quarter, once again meeting both our top line revenue and our earnings goals. In addition to achieving our quarterly revenue and earnings objectives, we also strengthened our balance sheet, exiting the quarter with over $211 million in available cash and investments,” continued McCluney.

“Looking forward, we are well positioned in 16Gb Fibre Channel to continue the share gain momentum we have delivered over the past three quarters, and with expected completion of our Endace acquisition this quarter, we will further increase our relevance as a thought leader in connectivity and management of high performance, converged Ethernet networks,” McCluney concluded.

FY’13 Q2 Earnings Results

January 31, 2013

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server launches by our customers, the timing of completion of the proposed acquisition of Endace Limited and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its third fiscal quarter ending March 31, 2013. For the third quarter of fiscal 2013, Emulex is forecasting total net revenues in the range of $110-$114 million. The Company expects non-GAAP earnings per diluted share of $0.12—$0.14 in the third quarter. Incremental to this guidance, we expect approximately $0.06 per diluted share related to the retroactive portion of the federal R&D tax credit. GAAP estimates for the third quarter reflect approximately $0.30 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation, costs associated with the proposed acquisition of Endace and the royalties, mitigation expenses and license fees associated with the Broadcom patent litigation, as well as the associated tax impact and U.S. valuation allowance.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The company’s product portfolio of Fibre Channel Host Bus Adapters, 10Gb Ethernet Network Interface Cards, Ethernet-based Converged Network Adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif. and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the second fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

FY’13 Q2 Earnings Results

January 31, 2013

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Patent litigation damages, license fees and royalties. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of charges related to the Broadcom patent damages, sunset period royalties and Release Agreement are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature.

Mitigation expenses related to the Broadcom patents. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these redesign, requalification and appeal expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

FY’13 Q2 Earnings Results

January 31, 2013

Expenses related to the intent to acquire Endace Limited (LSE:EDA). We have incurred expenses during the due diligence process for this potential acquisition. We believe that exclusion of these charges are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type are infrequent in nature.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years. We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, we note that adjustments of this type are generally infrequent in nature.

“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above and below, including without limitation, those relating to the proposed acquisition of Endace above, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that the proposed acquisition of Endace Limited (Endace) is not completed on a timely basis or at all, the effects of the proposed acquisition of Endace, including our ability to realize the anticipated benefits from the pending acquisition of Endace on a timely basis or at all, and our ability to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they will be obtainable on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations.

FY’13 Q2 Earnings Results

January 31, 2013

Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continual weakness in domestic and worldwide macroeconomic conditions and disruptions in world credit and equity markets and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy fights or the actions of activist shareholders; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities; natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

FY’13 Q2 Earnings Results

January 31, 2013

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’13 Q2 Earnings Results

January 31, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 30,	January 1,	December 30,	January 1,
	2012	2012	2012	2012
Net revenues	$122,145	$128,671	$241,412	$247,068

Cost of sales:
Cost of goods sold	44,472	48,099	88,623	92,351
Amortization of core and developed technology intangible assets	5,149	5,149	10,297	13,723
Patent litigation settlement and royalties	958	—	1,950	—

Cost of sales	50,579	53,248	100,870	106,074

Gross profit	71,566	75,423	140,542	140,994

Operating expenses:
Engineering and development	40,113	37,671	78,583	80,946
Selling and marketing	14,769	15,260	28,506	29,877
General and administrative	10,987	9,123	19,495	20,988
Amortization of other intangible assets	1,365	1,602	2,888	3,364

Total operating expenses	67,234	63,656	129,472	135,175

Operating income	4,332	11,767	11,070	5,819

Non-operating income (loss):
Interest income	8	32	8	55
Interest expense	2	(2)	(4)	(4)
Other income (expense), net	(27)	141	(363)	542

Total non-operating income (loss)	(17)	171	(359)	593

Income before income taxes	4,315	11,938	10,711	6,412

Income tax (benefit) provision	(1,268)	(3,056)	4,471	(1,423)

Net income	$5,583	$14,994	$6,240	$7,835

Net income per share:
Basic	$0.06	$0.17	$0.07	$0.09

Diluted	$0.06	$0.17	$0.07	$0.09

Number of shares used in per share computations:
Basic	90,063	85,906	89,705	86,384

Diluted	91,816	87,816	91,637	88,323

FY’13 Q2 Earnings Results

January 31, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	December 30,	July 1,
	2012	2012
Assets

Current assets:
Cash and cash equivalents	$208,952	$201,048
Investments	2,241	28,879
Accounts receivable, net	85,174	84,106
Inventories	23,135	20,319
Prepaid income taxes	2,929	10,784
Prepaid expenses and other current assets	10,363	7,380
Deferred income taxes	8,517	10,722

Total current assets	341,311	363,238

Property and equipment, net	57,968	60,118
Goodwill and Intangible assets, net	269,107	282,292
Other assets	23,064	7,311

	$691,450	$712,959

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$30,635	$26,889
Accrued and other current liabilities	36,124	75,700

Total current liabilities	66,759	102,589

Other liabilities	4,006	3,878
Deferred income taxes	1,219	3,876
Accrued taxes	30,057	27,513

Total liabilities	102,041	137,856

Total stockholders’ equity	589,409	575,103

	$691,450	$712,959

FY’13 Q2 Earnings Results

January 31, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	December 30,	January 1,
	2012	2012
Cash flows from operations:
Net income	$6,240	$7,835
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	21,956	26,264
Stock based compensation	10,929	12,579
Deferred income taxes	(452)	1,681
Other reconciling items	(202)	(954)
Changes in assets and liabilities	(49,954)	(9,274)

Net cash (used in) provided by operating activities	(11,483)	38,131

Cash flows from investing activities:
Investment in property and equipment, net	(6,960)	(6,048)
Maturities of/(proceeds from) investments, net	26,701	(7,377)

Net cash provided by (used in) investing activities	19,741	(13,425)

Cash flows from financing activities:
Repurchase of common stock	—	(20,058)
Other	(515)	(2,914)

Net cash used in financing activities	(515)	(22,972)

Effect of exchange rates on cash and cash equivalents	161	(554)

Net increase in cash & cash equivalents	7,904	1,180
Opening cash balance	201,048	131,160

Ending cash balance	$208,952	$132,340

FY’13 Q2 Earnings Results

January 31, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Storage Connectivity Products (SCP) include our InSpeed®, FibreSpy®, switch-on-a-chip (SOC), bridge and router products. SCP are deployed inside storage arrays, tape libraries, and other storage appliances to connect storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

Advanced Technology and Other Products (ATP) primarily consists of our Integrated Baseboard Management Controllers (iBMC), our One Command® Vision products, as well as some legacy and other products and services.

($000s)	Q2 FY 2013 Revenues	Q1 FY 2013 Revenues	Q4 FY 2012 Revenues	Q3 FY 2012 Revenues	Q2 FY 2012 Revenues	% Change Q2 vs Q2
Network Connectivity Products	$96,132	$96,733	$87,979	$91,127	$96,620	(1)%
Storage Connectivity Products	22,670	18,769	32,797	27,855	27,583	(18)%
Advanced Technology and Other Products	3,343	3,765	8,179	6,764	4,468	(25)%

Total net revenues	$122,145	$119,267	$128,955	$125,746	$128,671	(5)%

	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues
Network Connectivity Products	79%	81%	68%	73%	75%
Storage Connectivity Products	18%	16%	26%	22%	21%
Advanced Technology and Other Products	3%	3%	6%	5%	4%

Total net revenues	100%	100%	100%	100%	100%

FY’13 Q2 Earnings Results

January 31, 2013

Historical Net Revenues by Channel and Territory:

($000s)	Q2 FY 2013 Revenues	% Total Revenues	Q2 FY 2012 Revenues	% Total Revenues	% Change
Revenues from OEM customers	$110,174	90%	$117,925	92%	(7)%
Revenues from distribution	11,896	10%	10,733	8%	11%
Other	75	nm	13	nm	nm

Total net revenues	$122,145	100%	$128,671	100%	(5)%

Asia-Pacific	$73,610	60%	$80,391	63%	(8)%
United States	31,151	26%	31,394	24%	(1)%
Europe, Middle East and Africa	15,941	13%	16,473	13%	(3)%
Rest of world	1,443	1%	413	nm	nm

Total net revenues	$122,145	100%	$128,671	100%	(5)%

nm – not meaningful

Summary of Stock-Based Compensation:

	Three Months Ended		Six Months Ended
	December 30,	January 1,	December 30,	January 1,
($000s)	2012	2012	2012	2012
Cost of sales	$181	$315	$496	$767
Engineering and development	2,214	2,449	4,912	5,284
Selling and marketing	941	850	1,686	1,936
General and administrative	2,039	2,525	3,835	4,592

Total stock-based compensation	$5,375	$6,139	$10,929	$12,579

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended		Six Months Ended
	December 30,	January 1,	December 30,	January 1,
	2012	2012	2012	2012
GAAP gross margin	58.6%	58.6%	58.2%	57.1%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.1%	0.2%	0.2%	0.3%
Amortization of intangibles	4.2%	4.0%	4.3%	5.5%
Site closure related expenses	—	(0.0)%	—	0.0%
Patent litigation damages, license fees and royalties	0.8%	—	0.8%	0.2%

Non-GAAP gross margin	63.7%	62.8%	63.5%	63.1%

FY’13 Q2 Earnings Results

January 31, 2013

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended		Six Months Ended
	December 30,	January 1,	December 30,	January 1,
($000s)	2012	2012	2012	2012
GAAP operating expenses, as presented above	$67,234	$63,656	$129,472	$135,175

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(5,194)	(5,824)	(10,433)	(11,812)
Amortization of other intangibles	(1,365)	(1,602)	(2,888)	(3,364)
Site closure related expenses	—	119	—	(1,039)
Mitigation expenses related to the Broadcom patents	(982)	—	(1,464)	—
Expenses related to the intent to acquire Endace	(2,060)	—	(2,060)	—

Impact on operating expenses	(9,601)	(7,307)	(16,845)	(16,215)

Non-GAAP operating expenses	$57,633	$56,349	$112,627	$118,960

Reconciliation of GAAP Operating Income to Non-GAAP Operating Income:

	Three Months Ended		Six Months Ended
	December 30,	January 1,	December 30,	January 1,
($000s)	2012	2012	2012	2012
GAAP operating income as presented above	$4,332	$11,767	$11,070	$5,819

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	5,375	6,139	10,929	12,579
Amortization of intangibles	6,514	6,751	13,185	17,087
Site closure related expenses	—	(142)	—	1,142
Patent litigation damages, license fees and royalties	958	—	1,950	388
Mitigation expenses related to Broadcom patents	982	—	1,464	—
Expenses related to the intent to acquire Endace	2,060	—	2,060	—

Impact on operating income	15,889	12,748	29,588	31,196

Non-GAAP operating income	$20,221	$24,515	$40,658	$37,015

FY’13 Q2 Earnings Results

January 31, 2013

Reconciliation of GAAP Net Income to Non-GAAP Net Income:

	Three Months Ended		Six Months Ended
	December 30,	January 1,	December 30,	January 1,
($000s)	2012	2012	2012	2012
GAAP net income as presented above	$5,583	$14,994	$6,240	$7,835

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	5,375	6,139	10,929	12,579
Amortization of intangibles	6,514	6,751	13,185	17,087
Site closure related expenses	—	(142)	—	1,142
Patent litigation damages, license fees and royalties	958	—	1,950	388
Mitigation related to the Broadcom patents	982	—	1,464	—
Expenses related to the intent to acquire Endace	2,060	—	2,060	—
Income tax effect of above items	(2,775)	(5,094)	(5,437)	(4,560)
Valuation allowance for U.S. federal and/or state deferred tax assets	(1,463)	—	4,355	—

Impact on net income	11,651	7,654	28,506	26,636

Non-GAAP net income	$17,234	$22,648	$34,746	$34,471

FY’13 Q2 Earnings Results

January 31, 2013

Reconciliation of GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended		Six Months Ended
	December 30,	January 1,	December 30,	January 1,
(shares in 000s)	2012	2012	2012	2012
GAAP diluted earnings per share as presented above	$0.06	$0.17	$0.07	$0.09

Items excluded from GAAP loss per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.07	0.12	0.15
Amortization of intangibles	0.07	0.08	0.14	0.19
Site closure related expenses	—	(0.00)	—	0.01
Patent litigation damages, license fee and royalties	0.01	—	0.02	0.00
Mitigation related to the Broadcom patents	0.01	—	0.02	—
Expenses related to the intent to acquire Endace	0.02	—	0.02	—
Tax impact of above items and U.S. GAAP valuation allowance	(0.04)	(0.06)	(0.01)	(0.05)

Impact on GAAP earnings per share	0.13	0.09	0.31	0.30

Non-GAAP diluted earnings per share	$0.19	$0.26	$0.38	$0.39

Diluted shares used in non-GAAP per share computations	91,816	87,816	91,637	88,323

FY’13 Q2 Earnings Results

January 31, 2013

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for Three Months Ending March 31, 2013
Normalized non-GAAP diluted earnings per share guidance	$0.12-$0.14
Incremental benefit related to the retroactive portion of the federal R&D tax credit	0.06

Total non-GAAP diluted earnings per share guidance	$0.18-$0.20
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	(0.06)
Amortization of intangibles	(0.07)
Patent litigation damages, license fees, royalties and mitigation expenses	(0.09)
Expenses related to the intent to acquire Endace	(0.01)
Tax impact of above items and U.S. GAAP valuation allowance	(0.07)

GAAP loss per share guidance	$(0.12)-($0.10)